UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 18, 2006

____________________

EUROBANCSHARES, INC.
(Exact name of registrant as specified in its charter)

____________________

Commonwealth of Puerto Rico	000-50872	66-0608955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Muñoz Rivera Avenue San Juan, Puerto Rico 00918
(Address of principal executive offices) (Zip Code)

(787) 751-7340
(Registrant’s telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 18, 2001, Eurobank Statutory Trust I, a special purpose statutory trust subsidiary of EuroBancshares (the “Trust”), issued $25,000,000 of floating rate Trust Preferred Capital Securities Series 1 due in 2031 (the “Trust Preferred Securities”) with a liquidation amount of $1,000 per security, with option to redeem in five years. Distributions payable on the Trust Preferred Securities are payable at an annual rate equal to 5.60% beginning on (and including) the date of original issuance and ending on (but excluding) March 18, 2002, and at an annual rate for each successive period equal to the three-month LIBOR, plus 3.60% with a ceiling rate of 12.50%. The Trust Preferred Securities are fully and unconditionally guaranteed by EuroBancshares.

Also on December 18, 2001, pursuant to an Indenture dated December 18, 2001 (the “Indenture”) by and between EuroBancshares, as issuer, and State Street Bank and Trust Company of Connecticut, N.A., as trustee for the Trust, EuroBancshares issued $25,774,000 of floating rate junior subordinated deferrable interest debentures (the “Debentures”) to the Trust due in 2031. The terms of the Debentures, which comprise substantially all of the assets of the Trust, are the same as the terms of the Trust Preferred Securities.

On November 2, 2006, EuroBancshares notified the trustee for the Trust that it was going to redeem the Debentures on December 18, 2006 as permitted by the Indenture. Accordingly, on December 18, 2006, EuroBancshares redeemed the Debentures in full for $25,774,000, upon which the Trust redeemed all of the Trust Preferred Securities. In connection with the redemption, EuroBancshares wrote off approximately $626,000 in unamortized placement cost as of December 18, 2006.

On December 22, 2006, EuroBancshares, Inc. issued a press release announcing redemption of the Debentures. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information under Item 1.02 of this Current Report on Form 8-K, which is incorporated by reference under this Item 2.03.

Item 7.01     Regulation FD Disclosure.

On December 22, 2006, EuroBancshares issued a press release announcing the redemption of the Debentures and Trust Preferred Securities. The press release also announced the Company’s completion, on December 21, 2006, of an open market sale of approximately $49.9 million of FHLB and mortgage backed securities with a weighted average book yield of 3.83% as part of the Company’s review of its available for sale investment portfolio. This transaction resulted in a net loss of $1.1 million.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

 (c) Exhibits

99.1	Press release of EuroBancshares, Inc., dated December 22, 2006, announcing sale of available for sale investment securities and redemption of the Debentures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROBANCSHARES, INC.

Date:December 22, 2006	By:	/s/ Rafael Arrillaga-Torréns, Jr.
Rafael Arrillaga-Torréns, Jr.
Chairman of the Board, President and Chief Executive Officer